GRIST MILL CO. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                 (Unaudited, in thousands except per share data)


                                          Three Months Ended   Six Months Ended
                                             November 30          November 30
                                           ----------------    ----------------
                                            1997      1996      1997      1996
                                           ------    ------    ------    ------

Primary earnings per share:

Net earnings applicable to common stock    $1,414    $  485    $2,705    $1,072
                                           ======    ======    ======    ======

Average number of common and common
    equivalent shares outstanding:
Average common shares outstanding           6,796     6,789     6,755     6,778
Dilutive effect of stock options              143        28       109        25
                                           ------    ------    ------    ------
                                            6,939     6,817     6,864     6,803
                                           ======    ======    ======    ======

Primary earnings per share                 $  .20    $  .07    $  .39    $  .16
                                           ======    ======    ======    ======


Fully diluted earnings per share:

Earnings for fully diluted computation     $1,414    $  485    $2,705    $1,072
                                           ======    ======    ======    ======

Average number of common and common
    shares outstanding:
Average common shares outstanding           6,796     6,789     6,755     6,778
Dilutive effect of stock options              156        28       115        25
                                           ------    ------    ------    ------
                                            6,952     6,817     6,870     6,803
                                           ======    ======    ======    ======

Fully diluted earnings per share:          $  .20    $  .07    $  .39    $  .16
                                           ======    ======    ======    ======